UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2012
(Amendment No. 2)

Oro East Mining Incorporated
(Formerly known as Accelerated Acquisition I Inc.)
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53136	26-2012582
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1127 Webster Street, Suite 28, Oakland, CA	94607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 544-1516

122 Ocean Park Blvd. Suite 307, Santa Monica, CA 90405
(Former name or former address, if changed since last report)
(Address of Principal Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountants

On March 17, 2011, the Board of Directors of Oro East Mining Incorporated (“Oro” or “Company”) determined to dismiss its independent principal accountant and auditor, Paritz & Co. (“Paritz”) effective that date. Paritz has served the Company well since 2008. Under Item 304 of Regulation S-K, the reason for the dismissal, not resignation nor declining to stand for re-election.

On March 17, 2011, the Company decided to engage Malone and Bailey, Houston TX as independent principal accountant and auditor to report on the Company’s financial statements for the fiscal year ended December 31, 2010, including performing the required quarterly reviews.

During 2008, 2009 fiscal years and subsequent interim period through March 17, 2011 the date of the dismissal, there were no disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Paritz’s satisfaction, would have caused Paritz to make reference to the subject matter of the disagreements in connection with its reports.

During 2008, 2009 fiscal years and subsequent interim period through March 17, 2011 the date of dismissal, the reports of Paritz did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1) The Report of Independent Registered Public Accounting Firm issued by Paritz with respect to the Company’s audited financial statements for the year ended December 31, 2009 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2) The Report of Independent Registered Public Accounting Firm issued by Paritz with respect to the Company’s audited financial statements for the year ended December 31, 2008 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
During 2008, 2009 fiscal years and subsequent interim period through March 17, 2011 the date of dismissal, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Paritz furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Paritz agreed with the above statements. A copy of Paritz’s letter to the SEC dated February 1, 2012 is filed as an Exhibit to this Form 8-K.

During 2008, 2009 fiscal years and the subsequent interim period through March 17, 2011 the date of the dismissal of Paritz, the Company did not consult with Malone and Bailey regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit 16.1 Letter from Paritz dated February 1, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORO EAST MINING INCORPORATED

DATE: February 1, 2012	By:	/s/ Tian Qing Chen
Tian Qing Chen
Chief Executive Officer